Exhibit 99.7

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, custodian bank or other nominee of non-transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.10 per share, of AMREP Corporation (the “Company”) pursuant to the rights offering (the “Rights Offering”) described and provided for in the Company’s Prospectus dated [•], 2013 (the “Prospectus”), hereby certifies to the Company and to Registrar and Transfer Company, as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the “basic subscription right” (as defined in the Prospectus) and, on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of common stock pursuant to the “over-subscription privilege” (as defined in the Prospectus), the number of shares specified below pursuant to the over-subscription privilege, listing separately below each such exercised basic subscription right and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for shares pursuant to the over-subscription privilege, each such beneficial owner’s basic subscription right has been exercised in full:

	Numbers of Shares Owned on the Record Date	Number of Shares Subscribed for Pursuant to Basic Subscription Right	Number of Shares Subscribed for Pursuant to Over Subscription Privilege
1.	__________	__________	__________
2.	__________	__________	__________
3.	__________	__________	__________
4.	__________	__________	__________
5.	__________	__________	__________
6.	__________	__________	__________
7.	__________	__________	__________
8.	__________	__________	__________
9.	__________	__________	__________
10.	__________	__________	__________

Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

Participant Name:

By:
      Name:
      Title:

DTC Basic Subscription Confirmation Number(s)